As filed with the Securities and Exchange Commission on April 14, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
         Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3498533 (I.R.S. Employer Identification No.)
196 Van Buren Street
Herndon, Virginia 20170
(Address of principal executive offices)(Zip code)
RCN Corporation 2005 Stock Compensation Plan
(Full title of the plan)
Michael T. Sicoli
Executive Vice President and Chief Financial Officer
RCN Corporation
196 Van Buren Street
Herndon, Virginia 20170
Telephone: (703) 434-8200
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Thomas A. Monson
Jenner & Block LLP
330 N. Wabash Ave.
Chicago, IL 60611
(312) 840-8611
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Type Of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount Of
To Be Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee
Common Stock, par value $.01 per share	8,327,799	$4.02	$33,477,752	$1,868

(1)	Includes an indeterminate number of additional shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”) that may be issued to adjust the number of shares issued pursuant to the plan described herein as a result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(2)	Computed pursuant to Rules 457`(c) and (h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee based on the average of the high ($4.31) and low ($3.72) prices of the Common Stock as reported on the Nasdaq Global Market on April 8, 2009.

REGISTRATION OF ADDITIONAL SECURITIES
     RCN Corporation (the “Registrant”) has prepared this Registration Statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act, to register 8,327,799 shares of Common Stock, which will be issued in accordance with the RCN Corporation 2005 Stock Compensation Plan (the “Plan”). The Company filed a registration statement on Form S-8 (Registration No. 333-128541) with the Securities and Exchange Commission (the “Commission”) on September 23, 2005, covering the registration of 4,636,619 shares pursuant to the Plan. The contents of the prior registration statement (Registration No. 333-128541) are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement, with the exception of any documents or portion of such documents deemed furnished but not filed pursuant to the Exchange Act:
• The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 24, 2009, which contains audited financial statements for the most recent fiscal year for which the statements have been filed;

• The Registrant’s Current Reports on Form 8-K filed with the Commission on January 13, 2009, January 22, 2009 and March 10, 2009; and

• The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 000-22825), filed with the Commission on December 27, 2004, including any amendments or reports filed for the purpose of updating such description.
     In addition to the foregoing, all documents, with the exception of any documents or portion of such documents deemed furnished but not filed pursuant to the Exchange Act, subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits
     The following exhibits are filed as part of this Registration Statement:
4.1	RCN Corporation 2005 Stock Compensation Plan, as amended through April 10, 2007

5.1	Opinion of Jenner & Block LLP

23.1	Consent of Friedman LLP

23.2	Consent of Jenner & Block LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page to this Registration Statement)
Item 9. Undertakings
A. The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
     (4) That, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on this April 14, 2009.

RCN CORPORATION
By:	/s/ Peter D. Aquino
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby severally constitutes and appoints Peter D. Aquino and Michael T. Sicoli, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments and supplements to said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Peter D. Aquino	President and Chief Executive Officer; Director	April 14, 2009
Peter D. Aquino

/s/ Michael T. Sicoli	Executive Vice President and Chief Financial Officer	April 14, 2009
Michael T. Sicoli

/s/ Leslie J. Sears	Senior Vice President and Controller	April 14, 2009
Leslie J. Sears

/s/ Jose A. Cecin, Jr.	Director	April 14, 2009
Jose A. Cecin, Jr.

/s/ Benjamin C. Duster IV	Director	April 14, 2009
Benjamin C. Duster IV

/s/ Lee S. Hillman	Director	April 14, 2009
Lee S. Hillman

/s/ Michael E. Katzenstein	Non Executive Chairman; Director	April 14, 2009
Michael E. Katzenstein

/s/ Charles E. Levine	Director	April 14, 2009
Charles E. Levine

/s/ Daniel Tseung	Director	April 14, 2009
Daniel Tseung

EXHIBIT INDEX

Exhibit No.
4.1
RCN Corporation 2005 Stock Compensation Plan, as amended through April 10, 2007 (incorporated by reference to Annex A to the Definitive Proxy Statement for the 2007 Annual Meeting of Stockholders filed on April 27, 2007)

5.1	Opinion of Jenner & Block LLP

23.1	Consent of Friedman LLP

23.2	Consent of Jenner & Block LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page to this Registration Statement)

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